Exhibit 3.2

BYLAWS

OF

FLYEXCLUSIVE, INC.

I. CORPORATE OFFICES

1.1 Registered Office

The registered office of flyExclusive, Inc. (the “Corporation”) is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808. The name of the registered agent of the Corporation at such location is Corporation Service Company.

1.2 Other Offices

The board of directors (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

II. MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings

Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211 of the Delaware General Corporation Law (the “DGCL”).

If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders, be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (a) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (b) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (c) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2 Annual Meeting

The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board. In the absence of such designation, the annual meeting of stockholders shall be held on the third Monday in April in each year at 1:00 p.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.

2.3 Special Meeting

Special meetings of the stockholders may be called, at any time for any purpose or purposes, by the Board or by such person or persons as may be authorized by the certificate of incorporation ( the “Certificate of

Incorporation”) or these bylaws (the “Bylaws”), or by such person or persons duly designated by the Board whose powers and authority, as expressly provided in a resolution of the Board, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

2.4 Advance Notice Procedures for Business Brought before a Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the chairperson of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a stockholder of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for the annual meeting. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the Person calling the meeting pursuant to the Certificate of Incorporation and Section 2.3 of these Bylaws.

(b) For purposes of this Section 2.4 and Section 2.5 of these Bylaws, as applicable, “present in person” shall mean that the stockholder proposing that the business be brought before the annual or special meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting, and a “qualified representative” of such proposing stockholder shall be (i) any person who is authorized in writing by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders or (ii) if such proposing stockholder is (A) a general or limited partnership, any general partner or Person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (B) a corporation or a limited liability company, any officer or Person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or Person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (C) a trust, any trustee of such trust. This Section 2.4 shall apply to any business that may be brought before an annual or special meeting of stockholders other than nominations for election to the Board at an annual meeting, which shall be governed by Section 2.5 of these Bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 of these Bylaws, and this Section 2.4 shall not be applicable to nominations for election to the Board except as expressly provided in Section 2.5 of these Bylaws.

(c) Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(d)(iii), (i) the stockholder must provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation (the “Secretary”), (ii) the stockholder must provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4 and (iii) the proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting (which, in the case of the first annual meeting of stockholders following the closing of the Corporation’s initial underwritten public offering of common stock, the preceding year’s annual meeting date shall be deemed to be June 5, 2021); provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of Timely Notice as described above.

(d) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any Affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any Affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any Affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner and (G) a representation whether any Proposing Person, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or otherwise to solicit proxies or votes from stockholders in support of such proposal; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(d) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

(e) For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or (iv) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these Bylaws) of such stockholder, beneficial owner or any other participant.

(f) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(g) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(h) In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(i) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

2.5 Advance Notice Procedures for Nominations of Directors.

(a) Subject in all respects to the provisions of the Stockholders’ Agreement and Certificate of Incorporation, nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these Bylaws, or (ii) by a stockholder present in person (as defined in Section 2.4) who (A) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 as to such notice and nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at any annual meeting of stockholders other than in accordance with the provisions of the Stockholders’ Agreement and the Certificate of Incorporation.

(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2.4(c) of these Bylaws) thereof in writing and in proper form to the Secretary, (ii) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required by this Section 2.5, and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(d)(i) of these Bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(d)(i);

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(d)(ii), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(d)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(d)(iii) shall be made with respect to nomination of each person for election as a director at the meeting) and a representation whether any Nominating Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies or votes from stockholders in support of such nomination; and

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(h).

(d) For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any other participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in such solicitation and (iv) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these Bylaws) of such stockholder or beneficial owner or any other participant in such solicitation.

(e) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(f) Notwithstanding anything in Section 2.5(b) to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.5(b) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(g) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.5 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.5(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(h) To be eligible to be a candidate for election as a director of the Corporation at an annual meeting, a candidate must be nominated in the manner prescribed in this Section 2.5 (or otherwise in accordance with the Stockholders’ Agreement or Certificate of Incorporation, as applicable) and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in the case of a nomination by a stockholder pursuant to Section 2.5(a)(b), in accordance with the time period prescribed in this Section 2.5 for delivery of the stockholder notice of nomination), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination, and such additional information with respect to such proposed nominee as would be required to be provided by the Corporation pursuant to Schedule 14A if such proposed nominee were a participant in the solicitation of proxies by the Corporation in connection with such annual or special meeting and (ii) a written representation and agreement (in the form provided by the Corporation) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any Person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed therein and (B) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to all directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect).

(i) The Board may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines.

(j) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(k) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(l) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 2.5.

(m) Notwithstanding anything to the contrary contained in these Bylaws, for as long as any party to the Stockholders’ Agreement has a right to designate or nominate a Director, the procedure for any such nomination shall be governed by the Stockholders’ Agreement and such party shall not be subject to the notice procedures set forth in these Bylaws for the nomination of any person to serve as a Director at any annual meeting or special meeting of stockholders.

2.6 Notice of Stockholders’ Meetings

(a) Except to the extent otherwise required by law, all notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date, and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall also be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to recognize such revocation shall not invalidate any meeting or other action.

(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this subsection 2.6(c), shall be deemed to have consented to receiving such single written notice.

(d) Sections 2.6(b) and (c) shall not apply to any notice given to stockholders under Sections 164 (notice of sale of shares of stockholder who failed to pay an installment or call on stock not fully paid), 296 (notice of disputed claims relating to insolvent corporations), 311 (notice of meeting of stockholders to revoke dissolution of corporation), 312 (notice of meeting of stockholders of corporation whose certificate of incorporation has been renewed or revived) and 324 (notice when stock has been attached as required for sale upon execution process) of the DGCL.

2.7 Manner of Giving Notice; Affidavit of Notice

(a) Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) Notice given pursuant to this Section 2.7(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary, an assistant secretary or the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.8 Quorum

The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.9 Adjourned Meeting; Notice

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.10 Conduct of Business

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.11 Voting

(a) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the DGCL (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

(b) Except as otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.12 Record Date for Stockholder Meetings and Other Purposes

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13 Proxies

Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

2.14 List of Stockholders Entitled to Vote

The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation (the “Stockholders”). If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

2.15 Inspectors of Election

(a) Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a Person to fill that vacancy.

(b) Such inspectors shall:

(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;

(iii) count and tabulate all votes;

(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(v) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

(c) Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.

2.16 Delivery to the Corporation

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

2.17 Waiver of Notice

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver or any waiver by electronic transmission of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.18 Stockholder Action by Written Consent Without a Meeting

(a) Unless otherwise provided in the certificate of incorporation, any action required by the General Corporation Law of Delaware to be taken at any annual or special meeting of stockholders of a corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, proxyholder or other person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.18, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder, proxyholder or other authorized person or persons, and (b) the date on which such stockholder, proxyholder or other authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall have been delivered to the Corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, to the extent and in the manner provided by resolution of the Board of the Corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(c) Prompt notice of the taking of the corporate action without a meeting by written consent shall be given to those stockholders who have not consented in writing. If the action that is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

2.19 Record Date for Stockholder Notice; Voting; Giving Consents

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

(b) If the Board does not so fix a record date:

(i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and

(iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.20 List of Stockholders Entitled to Vote

The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.21 Stockholder Proposals

Any stockholder wishing to bring any other business before a meeting of stockholders, including, but not limited to, the nomination of persons for election as directors, must provide notice to the Corporation not more than ninety (90) and not less than fifty (50) days before the meeting in writing by registered mail, return receipt requested, of the business to be presented by the stockholders at the stockholders’ meeting. Any such notice shall set forth the following as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment; (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business; (c) the class and number of shares of the Corporation that are beneficially owned by such stockholder; (d) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (e) any material interest of the stockholder in such business. Notwithstanding the foregoing provisions of this Section 2.21, a stockholder shall also comply with all applicable requirements of all applicable laws, rules and regulations, including, but not limited to, the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, with respect to the matters set forth in this Section 2.21. In the absence of such notice to the Corporation meeting the above requirements, a stockholder shall not be entitled to present any business at any meeting of stockholders.

III. DIRECTORS

3.1 Powers

Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

3.2 Number of Directors

(a) The number of directors constituting the Board shall be not more than nine (9) but not less than seven (7), and may be fixed or changed, within this minimum and maximum, by the stockholders or the Board. The number of directors constituting the initial Board shall be fixed at seven (7). At least two-thirds (2/3) of the members of Board shall be comprised of individuals who are citizens of the United States, as defined in Title 49, United States Code, Section 40102, and consistent with administrative interpretations thereof issued by the Department of Transportation or its predecessor or successors, or as the same may be from time to time amended (each a “U.S. Citizen”); except that if the Board has one member or two members, such members shall be U.S. Citizens. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.

(b) No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors

(a) Except as provided in Sections 3.4 and 3.18 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each director shall be a natural person.

(b) Elections of directors need not be by written ballot.

3.4 Resignation and Vacancies

(a) Any director may resign at any time upon notice given in writing or electronic transmission to the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 3.4 in the filling of other vacancies.

(b) Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(i) vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and

(ii) whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(c) If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

(d) If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the DGCL as far as applicable.

3.5 Place of Meetings; Meetings by Telephone

(a) The Board of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

(b) Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 First Meetings

The first meeting of each newly elected Board shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the directors.

3.7 Regular Meetings

Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

3.8 Special Meetings; Notice

(a) Special meetings of the Board for any purpose or purposes may be called at any time by the chairman of the Board, the president, any vice president, the secretary or any director.

(b) Notice of the time and place of special meetings shall be delivered either personally or by mail, telex, facsimile, telephone or electronic transmission to each director, addressed to each director at such director’s address and/or phone number and/or electronic transmission address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telex, facsimile, telephone or electronic transmission, it shall be delivered by telephone or transmitted at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation. Notice may be delivered by any person entitled to call a special meeting or by an agent of such person.

3.9 Quorum

At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as otherwise specifically provided by statute or by the Certificate of Incorporation and except that directors who are U.S. Citizens must comprise at least two-thirds (2/3) of the directors deemed present for purposes of determining a quorum, and a quorum shall not exist if directors who are not U.S. Citizens constitute more than one-third (1/3) of the directors present and entitled to vote on the particular action.

3.10 Waiver Of Notice

Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or meeting of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.11 Adjourned Meeting; Notice

If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12 Board Action by Written Consent Without a Meeting

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13 Fees and Compensation of Directors

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors.

3.14 Approval of Loans to Officers

Subject to compliance with applicable law, including without limitation any federal or state securities laws, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this Section 3.14 shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

3.15 Removal of Directors

(a) Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, that, whenever the holders of any class or classes of stock, or series thereof, are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, removal of any directors elected by such class or classes of stock, or series thereof, shall be by the holders of a majority of the shares of such class or classes of stock, or series of stock, then entitled to vote at an election of directors.

(b) No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.16 Chairman of the Board of Directors

The Corporation may also have, at the discretion of the Board, a chairman of the Board. The chairman of the Board shall, if such a person is elected, preside at the meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board, or as may be prescribed by these Bylaws.

3.17 Classified Board of Directors

The Board shall be divided into three (3) classes, Class I, Class II, and Class III, which shall be as nearly equal in number as possible. The term of office of each director in Class I shall expire at the first annual meeting of Stockholders following the effectiveness of this Section 3.17. The term of office of each director in Class II shall expire at the second annual meeting of the Stockholders following the effectiveness of this Section 3.17. The term of office of each director in Class III shall expire at the third annual meeting of Stockholders following the effectiveness of this Section 3.17. Each director shall serve until the election and qualification of a successor or until such director’s earlier resignation, death or removal from office. Upon the expiration of the term of office for each class of directors, the directors of such class shall be elected for a term of three (3) years, to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office.

3.18 Nominating Procedures

Nominations for election of directors shall be governed by this Section 3.17. Nominations for the election of directors may only be made by the Board, by the nominating committee of the Board (or, if none, any other committee serving a similar function) or by any stockholder entitled to vote generally in elections of directors where the stockholder complies with the requirements of this Section 3.17. Any stockholder of record entitled to vote generally in elections of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary (a) with respect to an election to be held at an annual meeting of stockholders, not more than ninety (90) days nor less than fifty (50) days in advance of such meeting, and (b) with respect to an election to be held at a special meeting of stockholders called for the purpose of the election of directors, not later than the close of business on the tenth (10th) business day following the date on which notice of such meeting is first given to stockholders. Each such notice of a stockholder’s intent to nominate a director or directors at an annual or special meeting shall set forth the following: (i) the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination and the name and residence address of the person or persons to be nominated; (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Exchange Act including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board; and (vi) the written consent of each nominee to be named in a proxy statement and to serve as director of the Corporation if so elected. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.17. If the chairman of the stockholders’ meeting shall determine that a nomination was not made in accordance with the procedures described by these Bylaws, he shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section.

3.19 Lead Independent Director.

The independent directors on the Board shall annually designate one independent director to serve as the lead independent director of the Board (the “Lead Independent Director”) for a term of one year. The Lead Independent Director shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board or by the other independent directors in matters upon which only independent directors may act. The Lead Independent Director shall be “independent” pursuant to applicable Stock Exchange Rules and shall not be an officer or employee of the Corporation. Notwithstanding the foregoing, the Board shall not be required to designate a Lead Independent Director if the chairperson of the Board is “independent” pursuant to applicable Stock Exchange Rules and shall not be an officer or employee of the Corporation.

IV. COMMITTEES

4.1 Committees of Directors

The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. At least two-thirds of the members of each committee shall be comprised of individuals who are U.S. Citizens, except that if a committee has one member or two members, such members shall be U.S. Citizens. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in the bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaws of the Corporation.

4.2 Committee Minutes

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Action of Committees

Meetings and actions of committees shall be governed by, and be held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjourned meeting and notice), and Section 3.12 (Board action by written consent without a meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

V. OFFICERS

5.1 Officers

The officers of the Corporation shall be a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer. The Corporation may also have, at the discretion of the Board, a chairman of the Board, one or more assistant vice presidents, assistant secretaries, assistant treasurers and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2 Election of Officers

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 of these Bylaws, shall be chosen by the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3 Subordinate Officers

The Board may appoint, or empower the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

5.4 Removal and Resignation of Officers

(a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board at any regular or special meeting of the Board or by any officer upon whom such power of removal may be conferred by the Board.

(b) Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices

Any vacancy occurring in any office of the Corporation shall be filled by the Board.

5.6 Chairman of the Board

The chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws. If there is no chief executive officer, then the chairman of the Board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws. The chairman of the Board shall be chosen by the Board.

5.7 Chief Executive Officer

Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board, the chief executive officer of the Corporation shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation. The chief executive officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the Board, at all meetings of the Board at which he or she is present. The chief executive officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

5.8 President

Subject to such supervisory powers, if any, as may be given by the Board to the chairman of the Board or the chief executive officer, if there be such officers, the president shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Corporation. In the absence or nonexistence of the chief executive officer, he or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the Board and chief executive officer, at all meetings of the Board at which he or she is present. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws. The Board may provide in their discretion that the offices of president and chief executive officer may be held by the same person.

5.9 Vice Presidents

In the absence or disability of the chief executive officer and president, the vice presidents, if any, in order of their rank as fixed by the Board or, if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board, these Bylaws, the president or the chairman of the Board.

5.10 Secretary

(a) The Secretary or an agent of the Corporation shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

(b) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(c) The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board or by these Bylaws.

5.11 Treasurer

(a) The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) The treasurer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the president and directors, whenever they request it, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

5.12 Assistant Secretary

The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board or the stockholders may from time to time prescribe.

5.13 Representation of Shares of Other Corporations

The chairman of the Board, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board or the chief executive officer, president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.14 Authority and Duties of Officers

In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board or the stockholders.

5.15 Compensation

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

5.16 Limitations on Non-Citizens as Managing Officers.

Notwithstanding anything to the contrary in these Bylaws, the chief executive officer and the president (if applicable) and at least two-thirds (2/3) of the officers of the Corporation shall each be a U.S. Citizen.

VI. INDEMNITY

6.1 Indemnification of Directors and Officers

The Corporation shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a director or officer of the Corporation includes any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director, officer, manager, member, partner, trustee or other agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the indemnitee in connection with any proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect. The right of indemnification provided in this Section 6.1 shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Section 6.1 shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Section 6.1 and shall be applicable to proceedings commenced or continuing after the adoption of this Section 6.1, whether arising from acts or omissions occurring before or after such adoption. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Section 6.1:

(a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the indemnitee in connection with any proceeding shall be advanced to the indemnitee by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding, unless, prior to the expiration of such twenty-day period, the Board shall unanimously (except for the vote, if applicable, of the indemnitee) determine that the indemnitee has no reasonable likelihood of being entitled to indemnification pursuant to this Section 6.1. Such statement or statements shall reasonably evidence the expenses incurred by the indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the indemnitee to repay the amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified against such expenses pursuant to this Section 6.1.

(b) Procedure for Determination of Entitlement to Indemnification.

(i) To obtain indemnification under this Section 6.1, an indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the indemnitee has requested indemnification, whereupon the Corporation shall provide such indemnification, including without limitation advancement of expenses, so long as the indemnitee is legally entitled thereto in accordance with applicable law.

(ii) The indemnitee’s entitlement to indemnification under this Section 6.1 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum of the Board; (B) by a committee of such Disinterested Directors, even though less than a quorum of the Board; (C) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the indemnitee so requests or (y) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (D) by the Stockholders (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination); or (E) as provided in paragraph (c) below.

(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to paragraph (b)(ii) above, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board does not reasonably object.

(iv) The only basis upon which a finding that indemnification may not be made is that such indemnification is prohibited by law.

(c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Section 6.1, if a Change of Control shall have occurred, the indemnitee shall be presumed to be entitled to indemnification under this Section 6.1 upon submission of a request for Indemnification together with the Supporting Documentation in accordance with paragraph (b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under paragraph (b)(ii) above to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the indemnitee shall be deemed to be entitled to indemnification and the indemnitee shall be entitled to such indemnification unless (A) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any proceeding described in this Section 6.1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the indemnitee to indemnification or create a presumption that the indemnitee did not act in good faith and in a manner that the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe that the indemnitee’s conduct was unlawful.

(d) Remedies of Indemnitee.

(i) In the event that a determination is made pursuant to paragraph (b)(ii) that the indemnitee is not entitled to indemnification under this Section 6.1: (A) the indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction, or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the indemnitee is not entitled to indemnification under this Section 6.1.

(ii) If a determination shall have been made or is deemed to have been made, pursuant to paragraph (b)(ii) or (iii), that the indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or is deemed to have been made and shall be conclusively bound by such determination unless (A) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation, or (B) such indemnification is prohibited by law. In the event that: (X) advancement of expenses is not timely made pursuant to paragraph (a); or (Y) payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to paragraph (b)(ii) or (iii), the indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii) The Corporation shall be precluded from asserting in any judicial proceedings or arbitration commenced pursuant to this paragraph (d) that the procedures and presumptions of this Section 6.1 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Section 6.1.

(iv) In the event that the indemnitee, pursuant to this paragraph (d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Section 6.1, the indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the indemnitee if the indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the indemnitee in connection with such judicial adjudication shall be prorated accordingly.

(e) Definitions. For purposes of this Section 6.1:

(i) “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule l3d-3 under the Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least a majority of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (C) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board;

(ii) “Disinterested Director” means a director of the Corporation who is not a party to the proceeding in respect of which indemnification is sought by the indemnitee; and

(iii) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent: (A) the Corporation or the indemnitee in any matter material to either such party or (B) any other party to the proceeding giving rise to a claim for indemnification under this Section 6.1. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under such persons, relevant jurisdiction of practice, would have a conflict of interest in representing either the Corporation or the indemnitee in an action to determine the indemnitee’s rights under this Section 6.1.

(f) Invalidity; Severability; Interpretation. If any provision or provisions of this Section 6.1 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Section 6.1 (including, without limitation, all portions of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Section 6.1 (including, without limitation, all portions of any paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid; illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto.

6.2 Indemnification of Others

The Corporation shall have the power, to the extent and in the manner permitted by the DGCL, to indemnify each of its officers, employees and agents (other than directors) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an officer, employee or agent of the Corporation (other than a director) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as a director, officer, manager, member, partner, trustee, employee or other agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3 Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, manager, member, partner, trustee, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the DGCL.

VII. RECORDS AND REPORTS

7.1 Maintenance and Inspection of Records

(a) The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

(b) Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

(c) Any records maintained by a corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Any corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Certificate of Incorporation, these Bylaws or the DGCL. When records are kept in such manner, a clearly legible paper from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper record of the same information would have been, provided the paper form accurately portrays the record.

7.2 Inspection by Directors

Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The burden of proof shall be upon the Corporation to establish that the inspection such director seeks is for an improper purpose. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.

7.3 Annual Statement to Stockholders

The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

VIII. GENERAL MATTERS

8.1 Checks

From time to time, the Board shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 Execution of Corporate Contracts and Instruments

The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 Stock Certificates; Partly Paid Shares

(a) The shares of the Corporation shall be represented by certificates, provided that the Board of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

(b) The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, and upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4 Special Designation on Certificates

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 Lost Certificates

Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6 Shares Without Certificates

The Corporation shall adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

8.7 Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.8 Dividends

(a) The directors of the Corporation, subject to any rights or restrictions contained in the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the DGCL. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

(b) The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation and meeting contingencies.

8.9 Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

8.10 Seal

The Corporation may adopt a corporate seal which may be altered as desired, and may use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.11 Transfer of Stock

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in its books.

8.12 Stock Transfer Agreements and Restrictions

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

8.13 Electronic Transmission

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

IX. AMENDMENTS

The original or other bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

X. FORUM SELECTION

10.1 Selection of Forum

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as each may be amended from time to time), (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine; or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

XI. DISSOLUTION

11.1 Dissolution of Corporation

(a) If it should be deemed advisable in the judgment of the Board of the Corporation that the Corporation should be dissolved, the Board, after the adoption of a resolution to that effect by a majority of the whole Board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

(b) At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the Corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating, among other things, that the dissolution has been authorized in accordance with the provisions of Section 275 of the DGCL and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the DGCL. Upon such certificate’s becoming effective in accordance with Section 103 of the DGCL, the Corporation shall be dissolved.

(c) Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the DGCL. Upon such consent’s becoming effective in accordance with Section 103 of the DGCL, the Corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the Secretary or some other officer of the Corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the Secretary or some other officer of the Corporation setting forth the names and residences of the directors and officers of the Corporation.

XII. CUSTODIAN

12.1 Appointment of a Custodian in Certain Cases

The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the Corporation is insolvent, to be receivers, of and for the Corporation when:

(a) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors;

(b) the business of the Corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the Corporation that the required vote for action by the Board cannot be obtained and the stockholders are unable to terminate this division; or

(c) the Corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

12.2 Duties of Custodian

The custodian shall have all the powers and title of a receiver appointed under Section 291 of the DGCL, but the authority of the custodian shall be to continue the business of the Corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the DGCL.

XIII. LIMITATIONS OF OWNERSHIP BY NON-CITIZENS

13.1	Definitions.

For purposes of this Article XIII, the following definitions shall apply:

(a)    “Act” shall mean Subtitle VII of Title 49 of the United States Code, as amended, or as the same may be from time to time amended.

(b)    “Beneficial Ownership”, “Beneficially Owned” or “Owned Beneficially” refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Exchange Act.

(c)    “Foreign Stock Record” shall have the meaning set forth in Section 13.3 below.

(d)    “Non-Citizen” shall mean any person or entity who is not a “citizen of the United States” (as defined in Title 49, United States Code, Section 40102, and consistent with administrative interpretations thereof issued by the Department of Transportation or its predecessor or successors, or as the same may be from time to time amended), including any agent, trustee or representative of a Non-Citizen.

(e)    “Own or Control” or “Owned or Controlled” shall mean (i) ownership of record, (ii) beneficial ownership or (iii) the power to direct, by agreement, agency or in any other manner, the voting (or any combination of the foregoing (i), (ii) and (iii)) of Stock. Any determination by the Board of Directors as to whether Stock is Owned or Controlled by a Non-Citizen shall be final.

(f)    “Permitted Percentage” shall mean 25% of the voting power of the Stock.

(g)    “Stock” shall mean the outstanding capital stock of the Corporation entitled to vote; provided, however, that for the purpose of determining the voting power of Stock that shall at any time constitute the Permitted Percentage, the voting power of Stock outstanding shall not be adjusted downward solely because shares of Stock may not be entitled to vote by reason of any provision of this Article VIII.

13.2	Limitations on Ownership.

It is the policy of the Corporation that, consistent with the requirements of the Act, Non-Citizens shall not Own or Control more than the Permitted Percentage and, if Non-Citizens nonetheless at any time Own or Control more than the Permitted Percentage, the voting rights of the Stock in excess of the Permitted Percentage shall be automatically suspended in accordance with Sections 13.3 and 13.4 below.

13.3	Foreign Stock Record.

The Corporation or any transfer agent designated by it shall maintain a separate stock record (the “Foreign Stock Record”) in which shall be registered Stock known to the Corporation to be Owned or Controlled by Non-Citizens. It shall be the duty of each stockholder to register his, her or its Stock if such stockholder is a Non-Citizen. A Non-Citizen may, at its option, register any Stock to be purchased pursuant to an agreement entered into with the Corporation, as if Owned or Controlled by it, upon execution of a definitive agreement. Such Non-Citizen shall register his, her or its Stock by sending a written request to the Corporation, noting both the execution of a definitive agreement for the purchase of Stock and the anticipated closing date of such transaction. Within 10 days of such closing date, the Non-Citizen shall send to the Corporation a written notice confirming that such closing occurred. Failure to send such confirmatory notice shall result in the removal of such Stock from the Foreign Stock Record. For the avoidance of doubt, any Stock registered as a result of execution of a definitive agreement shall not have any voting or other ownership rights until the closing of that transaction. In the event that the sale pursuant to such definitive agreement is not consummated in accordance with such agreement (as may be amended), such Stock shall be removed from the Foreign Stock Record without further action by the Corporation. The Foreign Stock Record shall include (a) the name and nationality of each such Non-Citizen and (b) the date of registration of such shares in the Foreign Stock Record. In no event shall shares in excess of the Permitted Percentage be entered on the Foreign Stock Record. In the event that the Corporation shall determine that Stock registered on the Foreign Stock Record exceeds the Permitted Percentage, the voting rights of the owners of the Stock registered on the Foreign Stock Record shall be suspended on a pro rata basis among all such owners (and not in reverse chronological order) so that the aggregate voting rights afforded to all of the Stock registered on the Foreign Stock Registry, taken together (without duplication), are equal to the Permitted Percentage, until such time as, absent such pro rata suspension, the voting rights of all of the Stock registered on the Foreign Stock Registry, taken together (without duplication), would not exceed the Permitted Percentage.

13.4	Suspension of Voting Rights.

If at any time the number of shares of Stock known to the Corporation to be Owned or Controlled by Non-Citizens exceeds the Permitted Percentage, the voting rights of Stock Owned or Controlled by Non-Citizens and not registered on the Foreign Stock Record at the time of any vote or action of the stockholders of the Corporation shall be suspended without further action by the Corporation. Such suspension of voting rights shall automatically terminate upon the earlier of the (i) transfer of such shares to a person or entity who is not a Non-Citizen, or (ii) registration of such shares on the Foreign Stock Record, subject to the last two sentences of Section 13.3 above.

13.5	Certificate of Citizenship.

(a)    The Corporation may by notice in writing (which may be included in the form of proxy or ballot distributed to stockholders in connection with the annual meeting or any special meeting of the stockholders of the Corporation, or otherwise) require a person that is a holder of record of Stock or that the Corporation knows to have, or has reasonable cause to believe has, Beneficial Ownership of Stock to certify in such manner as the Corporation shall deem appropriate (including by way of execution of any form of proxy or ballot of such person) that, to the knowledge of such person:

(i)    all Stock as to which such person has record ownership or Beneficial Ownership is Owned and Controlled only by citizens of the United States; or

(ii)    the number and class or series of Stock owned of record or Beneficially Owned by such person that is Owned or Controlled by Non-Citizens is as set forth in such certificate.

(b)    With respect to any Stock identified in response to Section 13.5(a)(ii) above, the Corporation may require such person to provide such further information as the Corporation may reasonably require in order to implement the provisions of this Article XIII.

(c)    For purposes of applying the provisions of this Article XIII with respect to any Stock, in the event of the failure of any person to provide the certificate or other information to which the Corporation is entitled pursuant to this Section 13.5, the Corporation shall presume that the Stock in question is Owned or Controlled by Non-Citizens.

CERTIFICATE OF ADOPTION OF BYLAWS

OF

FLYEXCLUSIVE, INC.

The undersigned hereby certifies that he is a duly elected, qualified and acting officer of flyExclusive, Inc. and that the foregoing Bylaws, comprising thirty-two (32) pages, were adopted as the Bylaws of the Corporation effective December 27, 2023, by the Board of the Corporation pursuant to action of the Board by unanimous written consent, and were recorded in the minutes thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand and affixed the corporate seal this 27th day of December, 2023.

/s/ Cason Maddison
Cason Maddison, Secretary